Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-2 for the registration of $746,872 worth of common stock and to the incorporation by reference therein of our report dated 10/19/01 with respect to the consolidated financial statements and schedules of BestNet Communications included in its Form 10-K for the year ended 8/31/01, filed with the Securities and Exchange Commission.


                                        /s/ Semple & Cooper LLP
                                        ----------------------------------------
                                        Semple & Cooper LLP


Phoenix, AZ
November 21, 2001